QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-159232) of Apple REIT Six, Inc. and in the related Prospectus of our reports dated March 5, 2010, with respect to the consolidated financial statements and schedule of Apple REIT Six, Inc. and the effectiveness of internal control over financial reporting of Apple REIT Six, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

Richmond, Virginia
March 5, 2010

QuickLinks

  Exhibit 23.1